 Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Second Quarter Fiscal 2024 Financial Results

EXTON, Pa. – May 13, 2024 – (BUSINESS WIRE) Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the second quarter of fiscal 2024, which ended March 31, 2024.

For the second quarter of fiscal 2024, IS&S reported net sales of $10.7 million, up 46% from $7.3 million in the second quarter a year ago. The Company reported net income of $1.2 million, or $0.07 per share, compared to net income of $1.3 million, or $0.07 per share, in the second quarter of fiscal 2023.

Sales and earnings in the second quarter of 2024 continued to benefit from the product lines acquired from Honeywell International, Inc. (“Honeywell”) pursuant to an exclusive license and asset acquisition that closed in the third quarter of 2023. Costs for the quarter included approximately $500,000 of amortization of customer relationship and one-time non-recurring items related to the Honeywell acquisition and other corporate matters. Excluding the one-time non-recurring costs of the Honeywell acquisition, profitability also increased from the year ago comparative quarter.

Shahram Askarpour, Chief Executive Officer of IS&S, said, “The momentum of our business continued as we delivered double-digit sales growth. The second-quarter results were consistent with our expectations and driven by our focused execution. I also want to welcome Jeff DiGiovanni, who joined us last month as CFO and will be a key contributor to our long-term planning and strategy. This past quarter featured a continuation of our plans to grow both organically, through new product development and expansion into related markets, as well as via acquisitions.”

Over the first half of fiscal 2024, the Company generated $4.4 million of positive cash flow despite all one-time expenses associated with the acquisition and integration.

New orders in the second quarter of fiscal 2024 were approximately $6.6 million, and backlog as of March 31, 2024, was $10.4 million. The backlog includes only purchase orders in hand and excludes orders from our OEM customers under long-term programs, such as Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk and the Boeing KC-46A. IS&S expects these programs to remain in production for several years and anticipates they will continue to generate future sales. Further, due to their nature, the products licensed from Honeywell do not typically enter backlog.

Conference Call

The Company will be hosting a conference call on Monday, May 13, 2024, at 10:00 AM ET to discuss these results and the Company’s business outlook and product development. Please use the following dial- in number to register your name and Company affiliation for the conference call: 844-739-3798 and ask to join the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The Company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation; statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; expectations that our new CFO will be a key contributor to our long-term planning and strategy; our plans to grow organically through new product development and related market expansion, as well as via acquisitions; and the timing of our long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

CONDENSED Consolidated Balance Sheets

(unaudited)

	March 31,	September 30,
	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$574,079	$3,097,193
Accounts receivable	6,061,185	9,743,714
Contract assets	1,230,607	487,139
Inventories	9,120,870	6,139,713
Prepaid inventory	6,775,822	12,069,114
Prepaid expenses and other current assets	711,772	1,073,012
Assets held for sale	—	2,063,818

Total current assets	24,474,335	34,673,703

Goodwill	3,557,886	3,557,886
Intangible assets, net	15,648,321	16,185,321
Property and equipment, net	12,450,425	7,892,427
Deferred income taxes	1,173,227	456,392
Other assets	319,704	191,722

Total assets	$57,623,898	$62,957,451

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$10,642,885	$2,000,000
Accounts payable	2,647,123	1,337,275
Accrued expenses	2,415,095	2,918,325
Contract liability	96,650	143,359

Total current liabilities	15,801,753	6,398,959

Long-term debt	—	17,500,000
Other liabilities	444,440	421,508

Total liabilities	16,246,193	24,320,467

Commitments and contingencies (See Note 6)

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at March 31, 2024 and September 30, 2023	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 19,556,434 and 19,543,441 issued at March 31, 2024 and September 30, 2023, respectively	19,556	19,543

Additional paid-in capital	54,792,307	54,317,265
Retained earnings	7,934,379	5,668,713
Treasury stock, at cost, 2,096,451 shares at March 31, 2024 and at September 30, 2023	(21,368,537)	(21,368,537)

Total shareholders’ equity	41,377,705	38,636,984

Total liabilities and shareholders’ equity	$57,623,898	$62,957,451

Innovative Solutions and Support, Inc.

CONDENSED Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net Sales:
Product	$4,895,589	$5,945,151	$9,319,697	$11,035,358
Customer service	5,098,222	1,395,303	9,325,469	2,454,452
Engineering development contracts	745,705	—	1,402,413	366,899
Total net sales	10,739,516	7,340,454	20,047,579	13,856,709

Cost of sales:
Product	2,347,695	2,202,750	4,129,040	4,618,694
Customer service	2,462,260	397,553	4,189,221	716,655
Engineering development contracts	347,199	—	623,794	57,406
Total cost of sales	5,157,154	2,600,303	8,942,055	5,392,755

Gross profit	5,582,362	4,740,151	11,105,524	8,463,954

Operating expenses:
Research and development	1,031,119	866,198	1,932,263	1,536,643
Selling, general and administrative	2,908,193	2,446,635	5,915,012	4,708,498
Total operating expenses	3,939,312	3,312,833	7,847,275	6,245,141

Operating income	1,643,050	1,427,318	3,258,249	2,218,813

Interest expense	(171,470)	—	(531,483)	—
Interest income	36,200	130,951	115,679	246,843
Other income	26,472	23,258	44,171	41,455
Income before income taxes	1,534,252	1,581,527	2,886,616	2,507,111

Income tax expense	325,936	310,424	620,950	537,357

Net income	$1,208,316	$1,271,103	$2,265,666	$1,969,754

Net income per common share:
Basic	$0.07	$0.07	$0.13	$0.11
Diluted	$0.07	$0.07	$0.13	$0.11

Weighted average shares outstanding:
Basic	17,456,120	17,352,340	17,453,741	17,334,553
Diluted	17,487,527	17,354,030	17,481,217	17,340,104